UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities
Exchange Act of 1934

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☐ Definitive Information Statement

MINERCO RESOURCES, INC.
 (Name of Registrant as Specified In Its Charter)

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MINERCO RESOURCES, INC.
16225 Park Ten Place, Suite 500
Houston, Texas 77084

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

TO ALL STOCKHOLDERS OF MINERCO RESOURCES, INC.:

The purpose of this letter is to inform you that on December 6, 2010 the holders of a majority in voting power of the outstanding stock of Minerco Resources, Inc. (the “Company”) executed and delivered a written consent adopting a resolution to authorize our Board of Directors, if it deems advisable, to amend our Articles of Incorporation (the “Amendments”) to take any one or all of the following actions: (i) to  increase the amount of shares authorized from 450 million to 1.2 billion; (ii) to effectuate a reverse stock split (the “Stock Split”) of the issued and outstanding shares of common stock on a basis of up to 1 for 10; and (iii) to authorize the creation of 25,000,000  authorized shares as “blank check” preferred stock to be designated in such series or classes as the Board of Directors of the Corporation shall determine.

The holders of shares representing 58% of our voting shares have executed a written consent in favor of the Amendments.  The Amendments are described in greater detail in the information statement accompanying this notice. The consents that we have received constitute the only stockholder approval required to amend the Articles of Incorporation under the Nevada Revised Statutes and the Company’s Articles of Incorporation and bylaws. In accordance with the requirements of Regulation 14C promulgated under the Securities Exchange Act of 1934, as amended, any amendment to the Articles of Incorporation provided for in the consent will not be effective until 20 days from the date of mailing of this Information Statement to our shareholders and after the filing of the Amendment with the Secretary of State of Nevada. The Amendments will be filed at a future date and time determined by the Board of Directors.

Our Board of Directors adopted a resolution seeking stockholder approval on December 6, 2010 to the Amendments if deemed advisable by the Board of Directors to: (i) increase the amount of shares authorized from 450 million to 1.2 billion; (ii) a reverse stock split (the “Stock Split”) of the issued and outstanding shares of common stock on a basis of 1 for 10; and (iii) authorize the creation of 25,000,000 of the  authorized shares as “blank check” preferred stock to be designated in such series or classes as the Board of Directors of the Corporation shall determine.  A copy of the certificate of amendment effecting the actions is attached to this information statement as Exhibit 3.1.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. Because the written consent of holders of a majority in voting power of the Company’s outstanding stock satisfies all applicable stockholder voting requirements, we are not asking you for a proxy; please do not send us one.

The accompanying information statement is for information purposes only. Please read it carefully.

December 7, 2010

V. Scott Vanis

MINERCO RESOURCES, INC.
16225 Park Ten Place, Suite 500
Houston, Texas 77084
Phone: (281) 994-4187

INFORMATION STATEMENT
PURSUANT TO SECTION 14 OF THE SECURITIES EXCHANGE ACT OF 1934,
AS AMENDED, AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

INTRODUCTION

This information statement (the “Information Statement”) will be mailed on or about December ___, 2010 to the stockholders of record, as of December 6, 2010, of Minerco Resources, Inc., a Nevada corporation (the “Company”) pursuant to Section 14(c) of the Exchange Act of 1934, as amended. This Information Statement is circulated to advise the stockholders of action already approved and taken without a meeting by written consent of the stockholders who collectively hold a majority of the voting power of our capital stock. Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be effective until 20 days after the date this Information Statement is mailed to the stockholders and the filing of the Certificate of Amendment with the Secretary of State of the State of Nevada. Therefore, this Information Statement is being sent to you for informational purposes only.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

The following action is to be effective twenty days after the mailing of this Information Statement and the filing of the Certificate of Amendment with the Secretary of State of the State of Nevada: The Articles of Incorporation of the Corporation shall be amended, if the Board of Directors deems it advisable: (i) to  increase the amount of shares authorized from 450 million to 1.2 billion; (ii) to effectuate a reverse stock split (the “Stock Split”) of the issued and outstanding shares of common stock on a basis of up to 1 for 10; and/or (iii) to authorize the creation of 25,000,000 of the authorized shares as “blank check” preferred stock to be designated in such series or classes as the Board of Directors of the Corporation shall determine.

Attached hereto for your review is an Information Statement relating to the above-described action. Please read this Information Statement. It describes the essential terms of the amendment to the Articles of Incorporation as well as other information about the Company. Additional information about the Company is contained in its periodic reports filed on periodic and current reports filed with the United States Securities and Exchange Commission (the “Commission”). These reports, their accompanying exhibits and other documents filed with the Commission may be inspected without charge at the Public Reference Section of the Commission at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of such material may also be obtained from the Commission at prescribed rates. The Commission also maintains a web site that contains reports, proxy and information statements and other information regarding public companies that file reports with the Commission. Copies of these reports may be obtained from the Commission’s EDGAR archives at http://www.sec.gov/index.htm.

As of the close of business on the record date we had 347,045,000 shares of common stock outstanding.  The approval of a majority of all outstanding votes is required for us to be able to amend our Articles of Incorporation (the “Amendment”). Our Board of Directors adopted a resolution seeking stockholder approval of the the Amendments on December 6, 2010 and stockholders holding approximately 58% of our outstanding shares of common stock approved the Amendments, subject to the discretion of the Board of Directors, by written consent in lieu of a meeting.  A copy of the amendment to the Articles of Incorporation increasing the authorized common stock, authorizing the Stock Split and effecting the authorization of “blank check” preferred stock is attached to this information statement as Exhibit 3.1.

The elimination of the need for a special meeting of the stockholders to approve the Amendment is authorized by Section 78.320 of the Nevada Revised Statutes, (the "Nevada Law").  This Section provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or  take the action at a meeting at which all shares entitled to vote on a matter were present and voted, may be substituted for the special meeting. According to Section 78.390 of the Nevada Law, a majority of the outstanding shares of voting capital stock entitled to vote on the matter is required in order to amend the Company's Articles of Incorporation. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the amendment as early as possible in order to accomplish the purposes of the Company, the Board of Directors of the Company voted to utilize the written consent of the majority stockholders of the Company.

Only one information statement is being delivered to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders. We will undertake to deliver promptly upon written or oral request a separate copy of the information statement to a stockholder at a shared address to which a single copy of the information statement was delivered. You may make a written or oral request by sending a written notification to our principal executive offices stating your name, your shared address, and the address to which we should direct the additional copy of the information statement or by calling our principal executive offices at (281) 994-4187. If multiple stockholders sharing an address have received one copy of this information statement and would prefer us to mail each stockholder a separate copy of future mailings, you may send notification to or call our principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this information statement and would prefer us to mail one copy of future mailings to stockholders at the shared address, notification of that request may also be made by mail or telephone call to our principal executive offices.

GRANT AUTHORITY TO THE BOARD OF DIRECTORS TO AMEND THE ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF COMMON SHARES

Purpose: Minerco’s board of directors has unanimously adopted a resolution seeking stockholder approval to authorize the board it in its discretion,  to increase the number of authorized shares of common stock from 450 million shares to 1.2 billion shares. Minerco’s Articles of Incorporation, as currently in effect, authorizes Minerco to issue up to 450 million shares of common stock, par value $0.001 per share. The Board of Directors has proposed an increase in the number of authorized shares of the common stock of Minerco.  Upon the approval by the consenting shareholders holding a majority of the outstanding voting power and then the filing of the Amended Articles of Incorporation, Minerco will be authorized to issue 1.2 billion shares of common stock and the authorized number of shares of preferred stock, will remain the same.

The Board of Directors believes that authorizing it to effectuate this increase in the number of authorized shares is in the best interest of Minerco and its stockholders in that it could be  obligated to issue common stock  upon conversion of certain existing outstanding convertible debt and preferred stock in excess of the amount authorized  and it will provide the Company with available shares that could be issued upon such conversion and for various corporate purposes, including acquisitions, stock dividends, stock splits, stock options, convertible debt and equity financings for other corporate purposes which may be identified in the future, as the board of directors determines in its discretion.  At December 6, 2010, Minerco had 102,995,000 shares  of common  stock available  for issuance which we believe will not be sufficient to allow us to implement future financing plans, which include the issuance of shares of our common stock with a value up to $5,000,000  in connection with our equity line.  On December 6, 2010 the average of the three lowest intraday trading prices for the common stock for the prior 20 days was $0.0066.  Using the December 6, 2010 numbers, if we were to issue $5,000,000 shares of common stock, we would be required to issue 588,235,295 shares of common stock.  The Board of Directors believes that it may be in Minerco's and Minerco's stockholders' best interests to authorize the Amendments  to increase the availability of additional authorized but unissued capital stock to enable Minerco to promptly take advantage of market conditions and the availability of favorable opportunities without delay and expense associated with holding a special meeting of stockholders. The Board of Directors has no immediate plans, understandings, agreements or commitments to issue additional shares of stock for any purpose not previously disclosed in the Company’s public filings.

The increased capital will provide the Board of Directors with the ability to issue additional shares of stock without further vote of the stockholders of Minerco, except as provided under Nevada corporate law or under the rules of any national securities exchange on which shares of stock of Minerco are then listed. Under Minerco’s Articles, the Minerco stockholders do not have preemptive rights to subscribe to additional securities which may be issued by Minerco, which means that current stockholders do not have a prior right to purchase any new issue of capital stock of Minerco in order to maintain their proportionate ownership of Minerco's stock.

Effect:  Issuance of any additional shares of common stock would both dilute the equity interest and the earnings per share of existing holders of the common stock. Such dilution may be substantial depending upon the amount of shares issued. The newly authorized shares will have voting and other rights identical to those of the currently issued common stock.  However, the increase could have a dilutive effect on the voting power of existing stockholders.

The authorization of additional capital, under certain circumstances, may have an anti-takeover effect, although this is not the intent of the Board of Directors. For example, it may be possible for the Board of Directors to delay or impede a takeover or transfer of control of Minerco by causing such additional authorized shares to be issued to holders who might side with the Board in opposing a takeover bid that the Board of Directors determines is not in the best interests of Minerco and our stockholders. The increased authorized capital therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts, the increased capital may limit the opportunity for Minerco stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The increased authorized capital may have the effect of permitting Minerco’s current management, including the current Board of Directors, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of Minerco's business. However, the Board of Directors is not aware of any attempt to take control of Minerco and the Board of Directors did not propose the increase in Minerco's authorized capital with the intent that it be utilized as a type of anti-takeover device.

The relative voting and other rights of holders of the common stock will not be altered by the authorization of additional shares of common stock.  Each share of common stock will continue to entitle its owner to one vote.  As a result of the increased authorization, the potential number of shares of common stock outstanding will be increased.

GRANT AUTHORITY TO THE BOARD OF DIRECTORS TO CONDUCT UP TO A ONE-FOR TEN SHARE REVERSE STOCK SPLIT OF MINERCO’S COMMON STOCK.

Purpose: Minerco’s board has unanimously adopted a resolution seeking shareholder approval to authorize the Board, in its the discretion to effectuate a reverse stock split. The Stock Split would reduce the number of outstanding shares of our common stock. The board had determined that it may be in the Company’s best interest in the near future to conduct a reverse split of its common stock on up to a one for ten basis and has received the consent of holders of a majority of the voting power of the Company’s securities to authorize the board to conduct such a reverse split.

The primary purposes of the Stock Split are to accomplish the following:

a)  increase the per share price of the common stock to help maintain the interest of the markets;

b)  reduce the number of outstanding shares of common stock to a level more consistent with other public companies with a similar anticipated market capitalization; and

c)  provide the management of the Company with additional flexibility to issue shares to facilitate future stock acquisitions and financing for the Company.

For the above reasons, the board believes that the reverse stock split may be in the best interest of the Company and its shareholders.  There can be no assurance, however, that the Stock Split will have the desired benefits.  However, at the current per share price of the common stock, it is very difficult for the Company to obtain financing and even its current proposed equity line will not be effective unless the share price is increased.

The board believes that a reverse split would provide for the combination of the presently issued and outstanding shares of common stock into a smaller number of shares of identical common stock.  The Stock Split would affect all common stockholders uniformly. This process, that is known as a reverse split, would take up to ten shares of the presently issued and outstanding common stock on the effective date of the amendment to the articles of incorporation that would carry out the reverse split and convert those shares into one share of the post-reverse stock split common stock.  The conversion rate of all securities convertible into common stock would be proportionately adjusted.

The board has indicated that fractional shares will not be issued.  Instead, Minerco will issue one full share of the post-reverse stock split common stock to any shareholder who would have been entitled to receive a fractional share as a result of the process.  Each shareholder will hold the same percentage of the outstanding common stock immediately following the Stock Split as that shareholder did immediately prior to the Stock Split, except for minor adjustment as a result of the additional shares that will need to be issued a result of the treatment of fractional shares.

For the above reasons, the board believes that the Stock Split may be in the best interest of Minerco and its shareholders.  There can be no assurance, however, that the reverse stock split will have the desired benefits.

Effects: The Stock Split will be effected by filing an amendment to the Company’s Articles of Incorporation with the Nevada Secretary of State’s office and will become effective upon such filing and final approval of the board of directors of the Company.  The actual timing of any such filing will be made by the board of directors based upon its evaluation as to when the filing will be most advantageous to the Company and its shareholders.

Minerco is currently authorized to issue 450,000,000 shares of its common stock of which 347,045,000 shares are currently issued and outstanding.  Currently, shareholders holding votes in excess of 58% of the voting rights have consented in writing to the proposal.  A reverse split on a one for ten basis would reduce the number of issued and outstanding shares of common stock to approximately 34,704,500 but will not reduce the number of authorized shares of common stock.  The Stock Split will not have any effect on the stated par value of the common stock.

The effect of the Stock Split upon existing shareholders of the common stock will be that the total number of shares of Minerco’s common stock held by each shareholder will automatically convert into the number of whole shares of common stock equal to the number of shares of common stock owned immediately prior to the Stock Split divided by 10, with an adjustment for any fractional shares.  (Fractional shares will be rounded up into a whole share).

If acted upon by the Company’s Board of directors, the consent by the majority of the common stock shareholders reported herein, would result in each shareholder’s percentage ownership interest in the Company and proportional voting power will remain virtually unchanged, except for minor changes and adjustments that will result from rounding fractional shares into whole shares.  The rights and privileges of the holders of shares of common stock will be substantially unaffected by the Stock Split.  All issued and outstanding options, warrants, and convertible securities would be appropriately adjusted for the Stock Split automatically on the effective date of the Stock Split.  All shares, options, warrants or convertible securities that the Company has agreed to issue (or agrees to issue prior to the effective date of the Stock Split) also will be appropriately adjusted for the Stock Split.

The Stock Split may also result in some shareholders holding “odd lots” of less than 100 shares of common stock.  Brokerage commissions and other costs of transactions in odd lots may be higher, particularly on a per-share basis, than the cost of transactions in even multiples of 100 shares.

As a result of the proposal to conduct a Stock Split, Minerco will have more authorized shares available for issuance than it currently has available and therefore, there is a significant risk of shareholder value represented by the common stock being diluted.  The proposed Stock Split creates a risk that current shareholders of the common stock will see the value of those shares diluted through the issuance of additional authorized but currently unissued shares.  The current net tangible book value per share would be diluted if additional shares are issued without an increase taking place in the net book value of the assets of the Company.  The current book value of shares held by existing shareholders would not be maintained in the event additional shares are issued.  In the event that the board approves a 1 for 10 reverse split of the common stock and reduces the number of outstanding shares of common stock to approximately 34,704,500 and then authorizes the issuance of all 1.2 billion  authorized shares (assuming an increase in the number of authorized shares is effectuated), that action would have a material dilutive effect upon existing shareholders.

After the taking of any action to conduct or authorize the reverse split is filed there is not a requirement that shareholders obtain new or replacement share certificates.  Each of the holders of record of shares of the Company’s common stock that is outstanding on the effective date of the Stock Split may contact the Company’s transfer agent to exchange the certificates for new certificates representing the number of whole shares of post-reverse stock split common shares into which the existing shares have been converted as a result of the Stock Split.

CREATION OF BLANK CHECK PREFERRED STOCK

The amendment to our Articles of Incorporation will create 25,000,000 authorized shares of "blank check" preferred stock.  Our Articles of Incorporation do not currently authorize a class of preferred stock. However, we believe that for us to successfully execute our business strategy we will need to raise investment capital and it may be preferable or necessary to issue preferred stock to investors or our management to retain them. Preferred stock usually grants the holders certain preferential rights in voting, dividends, liquidation or other rights in preference over the Common Stock. Accordingly, in order to grant us the flexibility to issue our equity securities in the manner best suited for our Company, or as may be required by the capital markets, the Certificate of Amendment, if deemed advisable by the Board of Directors  will create 25,000,000 authorized shares of “blank check” preferred stock for us to issue.

The term "blank check" refers to preferred stock, the creation and issuance of which is authorized in advance by the shareholders and the terms, rights and features of which are determined by our Board of Directors upon issuance.  The authorization of such blank check preferred stock would permit our Board of Directors to authorize and issue preferred stock from time to time in one or more series.

Subject to the provisions of our Certificate of Amendment to the Articles of Incorporation and the limitations prescribed by law, our Board of Directors would be expressly authorized, at its discretion, to adopt resolutions to issue shares, to fix the number of shares and to change the number of shares constituting any series and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether the dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any series of the preferred stock, in each case without any further action or vote by the shareholders.  Our Board of Directors would be required to make any determination to issue shares of preferred stock based on its judgment as to the best interests of our Company and our shareholders.  The Amendment to the Articles of Incorporation would give our Board of Directors flexibility, without further shareholder action, to issue preferred stock on such terms and conditions as the Board of Directors deems to be in the best interests of our Company and our shareholders.

The Amendment to the Articles of Incorporation, if effectuated by the Board of Directors, will provide our Company with increased financial flexibility in meeting future capital requirements by providing another type of security in addition to our Common Stock, as it will allow preferred stock to be available for issuance from time to time and with such features as determined by our Board of Directors for any proper corporate purpose.  It is anticipated that such purposes may include exchanging preferred stock for Common Stock and, without limitation, may include the issuance for cash as a means of obtaining capital for use by our Company, or issuance as part or all of the consideration required to be paid by our Company for acquisitions of other businesses or assets.

Issuance by our Company of Preferred Stock could dilute both the equity interests and the earnings per share of existing holders of the Common Stock.  Such dilution may be substantial, depending upon the amount of shares issued.  The newly authorized shares of Preferred Stock could also have voting superior to the Common Stock, and therefore would have a dilutive effect on the voting power of existing shareholders.

Any issuance of preferred stock with voting rights could, under certain circumstances, have the effect of delaying or preventing a change in control of our Company by increasing the number of outstanding shares entitled to vote and by increasing the number of votes required to approve a change in control of our Company.  Shares of voting or convertible preferred stock could be issued, or rights to purchase such shares could be issued, to render more difficult or discourage an attempt to obtain control of our Company by means of a tender offer, proxy contest, merger or otherwise.  The ability of the Board of Directors to issue such additional shares of preferred stock, with the rights and preferences it deems advisable, could discourage an attempt by a party to acquire control of our Company by tender offer or other means.  Such issuances could therefore deprive shareholders of benefits that could result from such an attempt, such as the realization of a premium over the market price that such an attempt could cause. Moreover, the issuance of such additional shares of preferred stock to persons friendly to the Board of Directors could make it more difficult to remove incumbent managers and directors from office even if such change were to be favorable to shareholders generally.

While the amendment may have anti-takeover ramifications, our Board of Directors believes that the financial flexibility offered by the amendment may outweigh any disadvantages. To the extent that the amendment may have anti-takeover effects, the amendment may encourage persons seeking to acquire our Company to negotiate directly with the Board of Directors enabling the Board of Directors to consider the proposed transaction in a manner that best serves the shareholders' interests.

There are currently no plans, arrangements, commitments or understandings for the issuance of shares of preferred stock other than an issuance in connection with our equity line and an issuance to our Chief Executive Officer as compensation for his past services.

BOARD OF DIRECTORS’ RECOMMENDATION AND STOCKHOLDER APPROVAL

On December 6, 2010, our board of directors voted to seek approval of our shareholders to effectuate  an amendment to our Articles of Incorporation to take any one or all of the following action that our Board of Directors deem advisable: (i) to  increase the amount of shares authorized from 450 million to 1.2 billion; (ii) to effectuate a reverse stock split (the “Stock Split”) of the issued and outstanding shares of common stock on a basis of up to 1 for 10; and (iii) to authorize the creation of 25,000,000 of the 450,000,000 authorized shares as “blank check” preferred stock to be designated in such series or classes as the Board of Directors of the Corporation shall determine. In the absence of a meeting, the affirmative consent of holders of a majority of the vote represented by our outstanding shares of stock was required to approve the creation of 25,000,000 of the 450,000,000 authorized shares. Because holders of approximately 58% of our voting power signed a written consent in favor of the amendments to the Articles of Incorporation, we are authorized to amend the Articles of Incorporation at such time, if any, as the Board of Directors deems advisable to effectuate any or all of the actions.  The authorization of the Amendment will be effective upon the filing of an amendment to the Articles of Incorporation with the Secretary of State of the State of Nevada, which is expected to occur as soon as reasonably practicable on or after the 20th day following the mailing of this Information Statement to stockholders.

The information contained in this information statement constitutes the only notice we will be providing stockholders.

No Dissenter’s Rights

Under Nevada Law, our dissenting stockholders are not entitled to appraisal rights with respect to our Amendment, and we will not independently provide our stockholders with any such right.

Outstanding Voting Stock of the Company

As of the Record Date, there were 347,045,000 shares of common stock issued and outstanding. The common stock constitutes the only outstanding class of voting securities of the Company. Each share of common stock entitles the holder to one (1) vote on all matters submitted to the stockholders.  Stockholders do not have cumulative voting rights or pre-emptive rights for the purchase of additional shares of capital stock.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of December 6, 2010, the number of shares of Common Stock beneficially owned by (i) each person or entity known to the Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each person who served as an officer and director of the Company during the last fiscal year, and (iii) all officers and directors as a group during the last fiscal year.  Information relating to beneficial ownership of common stock by our principal stockholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 347,045,000 shares of Common Stock issued and outstanding.  There are no options, warrants or other securities convertible into shares of common stock.  Unless otherwise indicated, the business address of such person is c/o 16225 Park Ten Place, Suite 500, Houston, Texas 77084.

Officers, Directors, 5% Shareholder	No. of Shares	Beneficial Ownership

V. Scott Vanis	171,000,000	49.3%
Sam Messina, III	30,000,000	8.7%
All directors and executive officers as a group (2 person)	201,000,000	58.0%

DISTRIBUTION OF INFORMATION STATEMENT

We will pay the costs of distributing this Information Statement to our stockholders. The distribution will be made by mail.

INTERESTS OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS ACTED UPON

No director, officer, nominee for election as a director, associate of any director, officer of nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, resulting from the matters described herein which is not shared by all other stockholders pro rata in accordance with their respective interest.

FORWARD-LOOKING STATEMENTS

This information statement may contain certain “forward-looking” statements (as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the U.S. Securities and Exchange Commission in its rules, regulations and releases) representing our expectations or beliefs regarding our company. These forward-looking statements include, but are not limited to, statements concerning our operations, economic performance, financial condition, and prospects and opportunities. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including factors discussed in this and other of our filings with the U.S. Securities and Exchange Commission.

ADDITIONAL INFORMATION

We are subject to the informational reporting requirements of the Exchange Act and file reports, proxy statements and other information required under the Exchange Act with the SEC. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, DC 20549. Copies of such materials and information from the SEC can be obtained at existing published rates from the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, DC 20549. The SEC also maintains a site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC which may be downloaded free of charge.

INCORPORATION OF FINANCIAL INFORMATION

We “incorporate by reference” into this Information Statement the information in certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. We incorporate by reference into this information statement the following documents we have previously filed with the SEC: our Annual Report on Form 10-K for the year ended July 31, 2010. We will be distributing a copy of these reports with this Information Statement. You may request an additional copy of these filings at no cost, by writing or telephoning us at the following address:

Minerco Resources, Inc.
16225 Park Ten Place, Suite 500
Houston, Texas 77084
Phone: (281) 994-4187

CONCLUSION

As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of the Amendment. Your consent to the Amendment is not required and is not being solicited in connection with this action.  This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

For the Board of Directors of Minerco Resources, Inc.

By:
V. Scott Vanis, Chief Executive Officer

Date:   December 7, 2010

Exhibit Index

Exhibit No.	Description
3.1	Amendment to the Articles of Incorporation *

*Filed herewith

Exhibit 3.1

ROSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4520 (775) 684-5708 Website: www.nvsos.gov

Certificate of Amendment (PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY – DO NOT HIGHLIGHT	ABOVE SPACE FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporation
Pursuant to NRS 78.385 and 78.390 - (After issuance of Stock)

1. Name of the corporation:
Minerco Resources, Inc.

2. The articles have been amended as follows (provide article number if available):

Section 3. shall be amended as follows:

"The number of shares of common stock which the Company shall have authority to issue is 1.2 Billion (1,200,000,000) shares, par value $0.001, of which 1,775,000,000 shares shall be designated as common stock and 25,000,000 shall be designated as "blank check" preferred stock.”

Effective as of December __, 2010, each share of common stock of the Corporation issued and outstanding as of the record date set by the Corporation's board of directors will be subject to a 1 for 10 reverse split, with all fractional shares being rounded up to the nearest whole share.”

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power or such greater proportion of the voting power as may be required in the case of a vote by classes or series , or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: December __, 2010

4. Effective date of filing (optional): December ___, 2010

5. Signature: (required) Signature of Officer

*if any proposed amendment would alter or change any preference or any relative to other right given to any class or series of outstanding shares, then the amendment must be approved by the vote. In addition to the affirmative vote otherwise required of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees ay cause this filing to be rejected.

This form must be accompanied by appropriate fees.

CERTIFICATE OF AMENDMENT TO THE

ARTICLES OF INCORPORATION OF

MINERCO RESOURCES, INC.

Continued:

The Preferred Stock of the corporation shall be issued by the Board of Directors of the corporation in one or more classes or one a more series within any class and such classes or series shall have such voting powers, full or limited, or no voting powers, and such designations, preferences, limitations or restrictions as the Board of Directors of the corporation may determine, from time to time.

The holders of the Common Stock are entitled to one vote for each share held at all meetings of stockholders (and written actions lieu of meetings). There shall be no cumulative voting.

Shares of Common Stock and Preferred Stock may be issued from time to time as the Board of Directors shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors."